JACK HENRY & ASSOCIATES, INC.
                          663 Highway 60, P. O. Box 807
                             Monett, Missouri 65708

                  NOTICE OF 1999 ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF JACK HENRY & ASSOCIATES, INC.:

PLEASE TAKE NOTICE that the 1999 Annual Meeting of Stockholders of Jack Henry & Associates, Inc., a Delaware corporation, will be held at the Monett City Park Casino, Monett, Missouri, on Friday, October 29, 1999, 11:00 a.m., local time, for the following purposes:

      (1) To elect seven (7) directors to serve until the 2000 Annual Meeting of Stockholders;

      (2) To amend the 1996 Stock Option Plan to increase the number of shares available for issuance under the plan by an aggregate of 1,000,000 shares, to 3,250,000;

      (3) To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The close of business on September 24, 1999, has been fixed as the record date for the Annual Meeting. Only stockholders of record as of that date will be entitled to notice of and to vote at said meeting and any adjournment or postponement thereof.

The accompanying form of Proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further informa-tion with respect to the business to be transacted at the Annual Meeting.

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE DATE AND SIGN THE ENCLOSED PROXY. IF YOU DECIDE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                              By Order of the Board of Directors


                              Janet E. Gray
                              Secretary
Monett, Missouri
September 20, 1999







JACK HENRY & ASSOCIATES, INC.
663 Highway 60
P.O. Box 807
Monett, Missouri 65708

PROXY STATEMENT
FOR THE 1999 ANNUAL MEETING OF STOCKHOLDERS
To Be Held Friday, October 29, 1999

This Proxy Statement and the enclosed proxy card (the Proxy) are furnished to the stockholders of Jack Henry & Associates, Inc., a Delaware corporation (the Company), in connection with the solicitation of Proxies by the Company s Board of Directors for use at the Company s 1999 Annual Meeting of Stockholders, and any adjournment or postponement thereof (the Annual Meeting), to be held at the Monett City Park Casino, Monett, Missouri, at 11:00 a.m., local time, on Friday, October 29, 1999. The mailing of this Proxy Statement, the Proxy, the Notice of Annual Meeting and the accompanying 1999 Annual Report to Stockholders is expected to commence on or about September 28, 1999.

The Board of Directors does not intend to bring any matters before the Annual Meeting except those indicated in the Notice and does not know of any matter which anyone else proposes to present for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, the persons named in the accompanying form of Proxy, or their duly constituted substitutes, acting at the Annual Meeting, will be deemed authorized to vote or otherwise to act thereon in accordance with their judgment on such matters.

If the enclosed Proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Each proposal, including the election of directors, will require the affirmative vote of a majority of the shares of common stock voting in person or by Proxy at the Annual Meeting.

Any stockholder executing a Proxy retains the power to revoke it at any time prior to the voting of the Proxy. It may be revoked by a stockholder personally appearing at the Annual Meeting and casting a contrary vote, by filing an instrument of revocation with the Secretary of the Company, or by the presentation at the Annual Meeting of a duly executed later dated Proxy.

VOTING
At the 1999 Annual Meeting, Stockholders will consider and vote upon:

(1)  The election of seven (7) directors;
(2)   Amendment of the 1996 Stock Option Plan; and
(3)  Such other matters as may properly come before the Annual Meeting.

Only stockholders of record at the close of business on September 24, 1999, the record date for the Annual Meeting, are entitled to notice of and to vote at such meeting. Stockholders are entitled to one vote for each share of Common Stock on each matter to be considered at the Annual Meeting.

The Company s authorized capital stock currently consists of 50,000,000 shares of common stock, par value $.01 per share (the Common Stock), and 500,000 shares of preferred stock, par value $1.00 per share (the Preferred Stock). As of August 17, 1999, there were 20,117,855 shares of Common Stock outstanding and no shares of Preferred Stock outstanding. At such date, the Company s executive officers and directors were entitled to vote, or to direct the voting of 6,377,997 shares of Common Stock, representing 31.7% of the shares entitled to vote at the 1999 Annual Meeting. Unless otherwise specified, all share numbers and other share data have been adjusted to reflect all prior stock splits.

All shares represented by Proxy and all Proxies solicited hereunder will be voted in accordance with the specifications made by the stockholders executing such Proxies. If a stockholder does not specify how a Proxy is to be voted, the shares represented thereby will be voted: (1) FOR the election as directors of the seven (7) persons nominated by management; and (2) FOR amendment of the 1996 Stock Option Plan; and (3) FOR and in accordance with the discretion of the persons to whom the Proxy is granted upon other matters that may properly come before the Annual Meeting.

STOCK OWNERSHIP OF CERTAIN STOCKHOLDERS

The following table sets forth information as of August 17, 1999, concerning the equity ownership of those individuals who are known to be the beneficial owners, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, of 5% or more of the Company s Common Stock, and by all of the Company s directors and executive officers as a group:

                                     Number of         Percentage
                                              Shares             of Shares
                     Name and Address of     Beneficially       Outstanding
 Title of Class    Beneficial Owner              Owned              (1)
                                                   (1)

 $.01 par value    John W. Henry,               4,402,134         21.57%
 Common Stock      Michael E. Henry,               (2)
                   Vicki Jo Henry
                   and JKHY Partners
                   663 Highway 60
                   Monett, MO
                   Jerry D. Hall                1,620,603          8.06%
                   663 Highway 60                  (3)
                   Monett, MO

                   Eddina F. Henry             1,425,000           7.08%
                   411 Lincoln Road South       (4)
                   Monett, MO

                   All directors and exec-
                   utive officers as a         7,207,596          34.41%
                   group (10 persons)             (5)




(1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company s 401(k) Employee Stock Ownership Plan (the 401(k) ESOP), a participant has the right to direct the voting and disposition of shares allocated to his account.

(2) Reflects information in filings with the Securities and Exchange Commission (the SEC) by members of the Henry family reporting for JKHY Partners (the Partnership), a family partnership of which the listed individuals are partners. John W. Henry separately may be deemed to beneficially own 1,014,356 shares, including 917,064 shares held individually, 41,878 shares allocated to his 401(k) ESOP account, and 55,414 shares held by JKHY Partners. Michael E. Henry separately may be deemed to beneficially own 3,443,192 shares, including 37,209 shares held individually, 15,983 shares allocated to his 401(k) ESOP account, 290,000 shares currently acquirable by exercise of outstanding stock options, 1,675,000 shares held by the Partnership, 1,325,000 shares held in a living trust and 100,000 shares held by the Henry Family Limited Partnership, both established by his mother, Eddina F. Henry. Michael E. Henry may be deemed to share beneficial ownership in the shares held by the JKHY Partners, by the Eddina F. Henry Trust and by the Henry Family Limited Partnership because he has been granted proxies to vote such shares. Vicki Jo Henry does not beneficially own any shares of common stock in her individual capacity and her business address is 6851 South Holly Circle, Suite 270, Englewood, Colorado, 80112. The business address of John W. Henry, Michael E. Henry and the Partnership is reflected in the table.

(3) Includes 48,222 shares held in the Company s 401(k) ESOP for Mr. Hall s account.

(4) Reflects information in filings with the SEC by Eddina F. Henry to report shares held in a revocable trust for her benefit and shares held by the Henry Family Limited Partnership. As described above in Footnote (2), beneficial ownership of these shares is shared with Michael E. Henry.

(5) Includes 829,599 shares which are or will be acquirable within 60 days under outstanding stock options, and 185,121 shares held in the Company s 401(k) ESOP for the accounts of all officers and directors as a group.

PROPOSAL 1
ELECTION OF DIRECTORS

Procedure

At the meeting, the stockholders will elect seven (7) directors to hold office for one-year terms ending at the Company s 2000 Annual Meeting of Stockholders or until their successors are elected and qualified. The Company s Board of Directors has nominated the Company s seven (7) current directors for reelection at the Annual Meeting.

The stockholders are entitled to one vote per share on each matter submitted to vote at any meeting of the Stockholders. Unless contrary instructions are given, the persons named in the enclosed Proxy or their substitutes will vote FOR the election of the nominees named below.

Each of the nominees has consented to serve as director for a one-year term. However, if any nominee at the time of election is unable to serve or is otherwise unavailable for election, and as a result other nominees are designated by the Board of Directors, the persons named in the enclosed Proxy or their substitutes intend to vote for the election of such designated nominees.

Nominees For Election

The directors and nominees for election as directors of the Company, as well as certain information about them, are as follows:

                                                   Number of     Percentage of
                       Position                   Shares Bene-    Shares Out-
        Name         with Company     Director      ficially      standing (1)
                                       Since       Owned (1)

 Michael E.          Chairman,          1986       3,443,192         16.87%
 Henry               Chief Execu-                     (2)
                     tive Officer
                     and Director
 Michael R. Wallace  President,         1991         338,590          1.66%
                     Chief Oper-                      (3)
                     ating Offi-
                     cer
                     and Director

 John W. Henry       Vice Chair-        1977        1,014,356         5.04%
                     man, Senior                      (2)
                     Vice Presi-
                     dent and
                     Director


 Jerry D. Hall       Executive          1977       1,620,603         8.06%
                     Vice                             (4)
                     President
                     and Director


 James J. Ellis      Director           1985        138,570            *
                                                      (5)
 Burton O. George    Director           1987         87,659            *
                                                      (6)

 George R. Curry     Director           1989        169,319            *
                                                      (7)

_____________________
* Less than 1%

(1) Information is set forth as of August 17, 1999. The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as noted below. With respect to shares held in the Company s 401(k) Employee Stock Ownership Plan (the 401(k)
ESOP), a participant has the right to direct the voting and disposition of shares allocated to his account.

(2) See Stock Ownership of Certain Stockholders - Footnote (2), above. The number of shares beneficially owned by John W. Henry and Michael E. Henry are separately listed in the table.

(3) Includes 260,000 shares currently acquirable by exercise of outstanding options and 31,153 shares held in the Company s 401(k) ESOP for Mr. Wallace s account.

(4) Includes 48,222 shares held in the Company s 401(k) ESOP for Mr. Hall s account.

(5)   Includes 49,999 shares that are currently acquirable.

(6)   Includes 30,000 shares that are currently acquirable.

(7) Includes 139,319 shares held as trustee for self, shares held as trustee for family members, shares held in trust with spouse as co-trustee for her benefit, and 30,000 shares that are currently acquirable.


The following information relating to the Company s directors and nominees for director, all of whom are United States citizens, is with respect to their principal occupations and positions during the past five years:

Michael E. Henry, age 38, Chairman of the Board, Chief Executive Officer and Director. Mr. Henry, the son of John W. Henry and a director of the Company since 1986, has served as the Company s Chairman of the Board and Chief Executive Officer since October, 1994. He previously served as Vice Chairman and Senior Vice President since 1993. Previous to that he served as Manager of Research and Development since 1983. He joined the Company in 1979.

Michael R. Wallace, age 37, President, Chief Operating Officer and Director. Mr. Wallace, a director of the Company since 1991, has served as President since 1993 and as the Chief Operating Officer since October, 1994. He previously served as Manager of Installation Services since 1986. He joined the Company in 1981.

John W. Henry, age 64, Vice Chairman, Senior Vice President and Director. Mr. Henry, a founder and principal stockholder of the Company, has served as Vice Chairman since October, 1994. He previously served as Chairman of the Board from 1977 through 1994. He also has been a director since the Company s inception in 1977. He previously served as Chief Executive Officer from 1977 through 1988 and as President until 1989.

Jerry D. Hall, age 56, Executive Vice President and Director. Mr. Hall, a principal stockholder of the Company, has served as Executive Vice President since October, 1994. He previously served as Chief Executive Officer from 1990 through 1994. He also has been a director since the Company s inception in 1977. He previously served as President from 1989 through 1993 and as Vice President-Operations from 1977 through 1988.

James J. Ellis, age 65, Director. Mr. Ellis, a director of the Company since 1985, has been Managing Partner of Ellis/Rosier Financial Services since 1992. Mr. Ellis served as general manager of MONY Financial Services, Dallas, Texas, from 1979 until his retirement in 1992. Mr. Ellis also serves as a director of Merit Medical Systems, Inc.

Burton O. George, age 72, Director. Mr. George, a director of the Company since 1987, is retired. He previously had been in the banking business since 1958, and most recently served as Chairman of the Board and Chief Executive Officer of First National Bank of Berryville, Berryville, Arkansas from 1985 through 1989.

George R. Curry, age 74, Director. Mr. Curry, a director of the Company since 1989, is Chairman of Central Bank, Lebanon, Missouri, with which he has been affiliated since 1949, as well as President of Central Shares, Inc., a bank holding company.



THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Company s Board of Directors held four (4) meetings during the last fiscal year. The Company maintains an Audit Committee and a Compensation Committee of which Messrs. Curry, George and Ellis are members. The Company does not maintain a standing Nominating Committee. The functions of the Audit Committee are to provide direct communication between the Board of Directors and the Company s auditors and to recommend the selection of the Company s auditors to the Board of Directors. The functions of the Compensation Committee are to recommend salaries for executives and key employees to the Board of Directors for approval and to review and make recommendations to the Board of Directors on compensation plans for the other employees. The Compensation Committee also administers the Company s 1996 Stock Option Plan. The Audit Committee met four times and the Compensation Committee met twice during the last fiscal year. Each director attended at least 75% of all meetings of the Board of Directors and all committees on which they served.

Directors Compensation
The Company s directors who are employed by the Company do not receive any separate compensation for service on the Board of Directors. Each non-employee director receives $1,200 for each meeting attended and is reimbursed for out-of-pocket expenses incurred in attending such meetings. Under the 1995 Non-Qualified Stock Option Plan, each non-employee director is also compensated by the annual grant of non-statutory stock options to purchase 7,500 shares of Common Stock of the Company, subject to an overall grant limitation under the plan of 75,000 shares to each individual director.



EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The executive officers and significant employees of the Company, as well as certain biographical information about them, are as follows:



                                                            Officer/
                                                            Significant
Name                         Position with Company          Employee Since

Michael E. Henry             Chairman of the Board and           1983
                             Chief Executive Officer

Michael R. Wallace           President and                       1991
                             Chief Operating Officer

John W. Henry                Vice Chairman and Senior            1977
                             Vice President

Jerry D. Hall                Executive Vice President            1977

Terry W. Thompson            Vice President,                     1990
                             Chief Financial Officer
                             and Treasurer

Marguerite P. Butterworth    Vice President                      1993

Tony L. Wormington           Vice President                      1998




The following information relating to the Company s executive officers and significant employees, all of whom are United States citizens, not already described herein, is with respect to their principal occupations and positions during the past five years:

Terry W. Thompson, age 49, Vice President, Chief Financial Officer and Treasurer. Mr. Thompson has served as Vice President, Chief Financial Officer and Treasurer of the Company since 1990. Mr. Thompson beneficially owns 142,453 shares of Common Stock, including 6,598 shares held in the Company s 401(k) ESOP for Mr. Thompson s account and 22,550 shares that are currently acquirable by exercise of outstanding options.

Marguerite P. Butterworth, age 51, Vice President. Ms. Butterworth has served as Vice President since February of 1993. Ms. Butterworth joined the Company in 1983 and has been Hardware Manager since 1984. Ms. Butterworth beneficially owns 107,984 shares of Common Stock, including 14,298 shares held in the Company s 401(k) ESOP for Ms. Butterworth s account and 51,000 shares that are currently acquirable by exercise of outstanding options.

Tony L. Wormington, age 37, Vice President. Mr. Wormington has served as Vice President since October 1998. Mr. Wormington joined the Company in 1980 and has served as Research and Development Manager since 1993. Mr. Wormington beneficially owns 200,284 shares of Common Stock, including 26,989 shares held in the Company s 401(k) ESOP for Mr. Wormington s account and 96,000 shares that are currently acquirable by exercise of outstanding options.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company is required to identify any director or officer who failed to timely file with the Securities and Exchange Commission a report required under Section 16(a) of the Securities Exchange Act of 1934 relating to ownership and changes in ownership of the Company s common stock. The required reports consist of initial statements on Form 3, statements of changes on Form 4 and annual statements on Form 5. During the fiscal year ended June 30, 1999, there were no delinquent filings.

EXECUTIVE COMPENSATION

The following table sets forth certain information with regard to the compensation paid by the Company to the Chief Executive Officer and to the Company's other four most highly compensated executive officers for the year ended June 30, 1999.




SUMMARY COMPENSATION TABLE


 Name and     Year      Salary       Bonus          Ot   Long-Term  All Other
 Principal                 $           $            her  Compensa-  Compensa-
 Position                                           An-  tion       tion
                                                    nu-  Shares
                                                    al   underly-
                                                    Co   ing Op-
                                                    m-   tions (2)
                                                    pe
                                                    n-
                                                    sa-
                                                    tio
                                                    n
                                                    ($)
                                                    (1)

 Michael E.   1999      $205,800     $     -        -     50,000         -
 Henry        1998      $205,000     $     -        -          -         -
 Chairman     1997      $190,417     $     -        -          -         -
 and Chief
 Executive
 Officer
 Michael R.   1999      $205,800     $     -        -     50,000         -
 Wallace      1998      $205,000     $     -        -          -         -
 President    1997      $190,417     $     -        -          -         -
 and Chief
 Operating
 Officer

 John W.      1999      $103,200     $     -        -          -         -
 Henry        1998      $102,400     $     -        -          -         -
 Vice Chair-  1997      $125,217     $     -        -          -         -
 man and Se-
 nior Vice
 President

 Jerry D.     1999      $103,200     $     -        -          -         -
 Hall         1998      $135,733     $     -        -          -         -
 Executive    1997      $152,400     $     -        -          -         -
 Vice
 President



 Terry W.     1999      $120,271     $              -                    -
 Thompson     1998      $104,166     $10,000        -    10,000          -
 Vice         1997      $ 95,000     $     -        -       -            -
 President,
 Chief
 Financial
 Officer,
 Treasurer




    (1)  For each listed officer, less than amount required to be reported.
    (2)  Adjusted for subsequent splits.

The following tables set forth information with respect to stock options granted to and exercised by the executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 1999, together with the number of options outstanding as of such date. Data, as appropriate, have been adjusted for stock splits.

Option Grants in Last Fiscal Year

                  Number of  Percent                          Potential
                  Shares     of To-                           Realizable
                  under-     tal Op-                          Value at As-
                  lying      tions                            sumed Annual
 Name             Options    Granted                          Rates of
                  Granted    to Em-    Exer-                  Stock price
                  (#)        ployees   cise or                Appreciation
                             in Fis-   base      Expiration   for Option
                             cal       Price     Date         Term (1)
                             Year      ($/Sh)                 5% ($)  10% ($)


 Michael E.       50,000     14.4%      43.00    09/04/08     $2,150,000    $4,300,000
 Henry

 Michael R.       50,000     14.4%      43.00    09/04/08     $2,150,000    $4,300,000
 Wallace

_____________________________
(1) The amounts in these columns are required to be disclosed by the SEC at rates set by regulation and are not intended to forecast possible future appreciation of Company stock or amounts that may ultimately be realized upon exercise. The Company chose not to use an alternative formula for grant date valuation.






Aggregated Option Exercises in Last Fiscal Year and June 30, 1999, Option Values



                                                      Number of Shares         Value of
                                                     Underlying Unexer-    Unexercised In-
                             Shares                        cised              the-Money
                          Acquired                  Options at 6/30/99      Options at
                             on                                              6/30/99
                                          Value

          Name            Exercise    Realized ($)   Exercis-   Unexerci   Exercisable   Un
                                                       able       sable                  ex
                                                                                         er
                                                                                         ci
                                                                                         sa
                                                                                         bl
                                                                                          e
 Jerry D. Hall                 -            --           --         --          --       --
 John W. Henry                --            --           --         --          --       --

 Michael E. Henry             --            --      290,000         --    $7,027,500     --
 Michael R. Wallace       27,500       1,173,250    260,000         --    $5,955,000     --
 Terry W. Thompson        1,100           36,713     22,550      4,000    $  466,162     60
                                                                                         ,5
                                                                                         00


                          COMPENSATION COMMITTEE REPORT


The Company's executive officer compensation program is administered and reviewed by the Compensation Committee. The Compensation Committee consists of three independent, non-employee directors of the Company. There was no insider participation on the Compensation Committee.

The objectives of the Company's executive officer compensation program are to:

    Encourage continuation of JHA's entrepreneurial spirit;

    Attract and retain highly qualified and motivated executives;   and

    Encourage esprit de corps and reward outstanding performance.

In meeting the foregoing objectives, the Compensation Committee strives for the interests of management and stockholders to be the same - the maximumization of stockholder value. The components of the executive compensation program which are employed by the Committee to meet these goals include base salary, discretionary bonuses, and stock options.

Salaries and bonuses are established at levels to compensate for the position held and contributions made by each executive. Recommendations regarding bonuses and increases in salary are based upon subjective evaluations of each individual's performance and contribution.

Longer term incentives are provided by the award of stock options because the ultimate value of options granted will be determined by long-term growth in the Company stock price. Awards of options are believed to help focus executives attention on managing the Company from the perspective of an owner with an equity stake in the business. This component of executive compensation is provided through the Company's 1996 Stock Option Plan, under which the executive officers, and all other employees of the Company and its subsidiaries, are eligible to receive options. The Committee has discretion to designate optionees and to determine the terms of the options granted. However, option prices shall be fixed at not less than 100% of fair market value of the stock at the date of grant, and options may not be exercisable more than ten years after the date of grant.

In employing the foregoing three elements of compensation, the Compensation Committee considers the experience, prior compensation levels, personal performance, number and value of previously granted options, and other subjective factors relating to each individual and seeks to optimize the balance between base salary, short-term and long-term incentives. Compensation is generally weighted in favor of base salary.

The base salary of Chief Executive Officer, Michael E. Henry, did not materially change, however, additional stock options for 50,000 shares were granted for longer-term incentives.

The Compensation Committee notes that there is a $1,000,000 cap on the income tax deduction which may be taken with respect to any individual officer's compensation. While current cash compensation paid to the Company's executive officers is substantially less than the cap, the ultimate value of stock options is not now known, and thus the cap may be important in some future year. The cap has been considered by the Committee and we intend to take the steps necessary to conform the Company's compensation structure to comply with the cap if the issue arises in a future period.


                            George R. Curry

                            Burton O. George

                            James J. Ellis

                            Members of the Compensation Committee


COMPANY PERFORMANCE

The following graph presents a comparison for the five-year period ended June 30, 1999, of the market performance of the Company's common stock with the S&P 500 Index and an index of peer companies selected by the Company:

The following information depicts a line graph with the following values:

 Description       1995         1996         1997         1998        1999
 Jack Henry &
 Associates,
 Inc.            $186.73      $438.68      $473.53      $ 676.72    $ 778.22

 Peer Group
 Only            $143.94      $190.85      $208.34      $ 217.81    $ 252.53
 S & P Only      $126.07      $158.85      $213.97      $ 278.50    $ 341.52

*This comparison assumes $100 was invested on July 1, 1994, and assumes reinvestment of dividends. Total returns are calculated according to market capitalization of peer group members at the beginning of each period. Peer companies selected are in the business of providing specialized computer software, hardware and related services to financial institutions and other businesses. Companies in the peer group are Banctec, Bisys Group, Elite Information, Cerner Corp., Crawford & Co., Electronic Arts, First Data, Fiserv, Keane, National Data, PC Quote, Primark, Rainbow Technology, SEI Investments and Sterling Software.


PROPOSAL 2


                            APPROVAL OF AMENDMENT TO
                             1996 STOCK OPTION PLAN

INTRODUCTION

      At the Annual Meeting, the Company's stockholders are being asked to approve an amendment to the 1996 Stock Option Plan (the Plan ) to increase the number of shares of Common Stock reserved for issuance under the Plan by 1,000,000 shares, to an aggregate of 3,250,000 shares. The Board of Directors adopted the amendment, subject to stockholder approval at the Annual Meeting.

      The Company believes that long-term equity compensation in the form of stock options is critical in order to attract qualified employees to the Company and to retain and provide incentive to current employees, particularly in light of the increasingly competitive environment for talented personnel. As of June 30, 1999, there were approximately 1,132,355 shares available for future grants under the Plan. The Board of Directors believes that the number of shares currently available under the Plan is likely to be insufficient in light of potential continued growth in the Company's operations, including potential increases in the number of employees if and to the extent the Company completes acquisitions of other companies or businesses. For this reason, the Board of Directors has determined that it is in the best interests of the Company to increase the number of shares available for issuance under the Plan by 1,000,000 shares.

      The Board of Directors believes that the Company and its stockholders have benefitted substantially over the years from the use of stock options as an effective means to secure, motivate and retain qualified and competent employees of the Company and its subsidiaries. Accordingly, the Board of Directors recommends that the stockholders vote FOR approval of the amendment of the Plan. Unless otherwise directed therein, the Proxies solicited hereby will be voted for approval of the amendment of the Plan.

      Although the Company is only proposing to amend the number of shares available for issuance under the Plan, set forth below is a summary of the principal features of the Plan. The summary, however, does not purport to be a complete description of all the provisions of the Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan document may do so upon written request to the Secretary at the Company's principal offices at 663 Highway 60, P.O. Box 807, Monett, Missouri 65708.

GENERAL

      The purposes of the Plan are to obtain for the Company the benefits of the incentive inherent in the ownership of the Company s Common Stock by employees of the Company and its subsidiaries who are important to the success and the growth of the business of the Company, to help the Company retain the services of such persons, and to compensate such persons for their service to the Company (or the Company s subsidiaries, as the case may be). The number of employees of the Company and its subsidiaries which are eligible to participate in the Plan is 977.

      The aggregate number of shares which may be issued, and as to which stock options may be granted under the Plan is 2,250,000 shares of Common Stock (excluding any increase by the proposed amendment), subject to proportionate adjustment by reason of merger, consolidation, reorganization, recapitalization, or exchange of shares or by stock dividend, stock split, combination of shares, or other changes in capital structure effected without receipt of consideration. If any stock option granted under the Plan expires, is surrendered in whole or in part, or terminates for any reason without being exercised in full, then the number of shares subject to the stock option will again be available for purposes of the Plan. The shares of Common Stock which may be issued under the Plan may be either authorized but unissued shares or treasury shares, or both.

      An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option, paid the option price and been issued a stock certificate for the purchased shares. Upon exercise of the option, payment of the option price and issuance of the stock certificate, the option holder shall have all of the rights of a stockholder with respect to such shares including voting and dividend rights, subject only to the provisions of this Plan and other instruments implementing the provisions hereof.

ADMINISTRATION

      The Plan is to be administered by the Company s Board of Directors (the Board ). The Board, however, may at any time appoint a committee (the Committee ) of two (2) or more non-employee directors and delegate to such
Committee one or more of the administrative powers allocated to the Board under the provisions of the Plan, including (without limitation) the power to determine the person or persons to be granted options under the Plan, the number of shares to be covered by such options, whether such options are to be incentive stock options ( Incentive Options ) under Section 422A of the Internal Revenue Code of 1986, as amended (the Code ) or nonqualified options
( Nonqualified Options ) not intended to meet the requirements of Section 422A, and the time or times at which options are to be exercisable. The Board or the Committee, as the case may be, has the power to interpret and amend the Plan, subject to further approval by the stockholders for certain amendments relating to option shares, grants, pricing, term and eligibility. All questions of interpretation and application of the Plan, or as to stock options granted under the Plan are subject to the determination of the Board or the Committee, which will be final and binding.

ELIGIBILITY AND GRANT OF STOCK OPTIONS
The persons who shall be eligible to receive options pursuant to the Plan are such employees of the Company, and subsidiary corporations of the Company
( Subsidiary Corporation ) or any affiliated entity of the Company ( Affiliated Company ), as defined in the Plan, including employees who are also members of the Board, as the Board or the Committee shall from time to time select.

      The Board or the Committee shall have the full and absolute authority to determine the number of shares to be covered by granted options, whether options are to be Incentive Options or Nonqualified Options, as well as the time or times at which options are to be exercisable and such other terms and conditions as may be applicable to such options. However, no option granted under the Plan shall have a term in excess of ten (10) years from the grant date. Provided, further, that the aggregate fair market value of the Common Stock with respect to which Incentive Options granted under the Plan are exercisable shall not exceed $100,000 per grantee or such greater amount as may be permitted by later amendments to Section 422A of the Code.

      The option price per share shall be fixed by the Board or the Committee, but in no event shall the option price per share be less than one hundred percent (100%) of the fair market value of a share of Common Stock on the date of the option grant. The Plan has specific provisions for determining the fair market value of Common Stock for the purpose of determining the option price. As of August 23, 1999, the last sale price of Common Stock, as reported on the Nasdaq Stock Market, was $40.16 per share.

PERMITTED TRANSFERS
For the first six (6) months after the date of grant, no option granted under the plan shall be transferable by the optionee other than by will or by the laws of descent and distribution. Thereafter, options may be transferred during the lifetime of an optionee to any Permitted Transferee , as defined under the
Plan.   Permitted Transferees  include members of the immediate family of the optionee and any trust established for the benefit of the optionee or the
optionee s immediate family members.   Immediate family member  means the
optionee s spouse, children and grandchildren and any partnership, corporation, limited liability company or other entity, all the beneficial interest in which are held by the optionee or immediate family members. Permitted Transferees may only transfer options to other Permitted Transferees of the optionee. Notwithstanding any of the foregoing, Incentive Options shall be exercisable only by the optionees and shall not be assignable or transferrable by the optionee otherwise than by will or by the laws of decent and distribution.

ADJUSTMENT OF SHARES
If any changes made in the shares subject to the Plan or subject to any option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, split-up, combination of shares, exchange of shares, issuance of rights to subscribe, or change in capital structure), appropriate adjustments or substitutions shall be made by the Board or the Committee in or for such shares (including adjustments in the maximum number of shares subject to the Plan and the number of such shares and price per share subject to the Plan and the number of such shares and price per share subject outstanding options granted under the Plan) as the Board or the Committee, in its sole discretion shall deem equitable to prevent dilution or enlargement of option rights.

SURRENDER AND TERMINATION OF OPTIONS
In the event of a sale of all or substantially all of the assets of the Company or fifty percent (50%) or more of the outstanding voting stock of the Company by means of a sale, merger, reorganization or liquidation, the Board shall have discretionary authority to authorize the surrender of all unexercised options in exchange for a cash distribution equal in amount to the difference between (i) the fair market value of the authorized surrender date of the shares for which the surrender option or portion thereof is at the time excisable, and (ii) the aggregate option price payable for such shares.

      Further, if, in connection with any such sale, merger, reorganization or liquidation, a provision is made for each outstanding option to either be assumed by the successor corporation (or parent thereof) or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or parent thereof), each person holding unexercised options shall be entitled to have such options assumed by the successor corporation (or parent thereof) or replaced with a comparable option, as the case may be. The determination of option comparability will be made by the Board, and its determination shall be final, binding and conclusive.

AMENDMENT AND TERMINATION OF THE PLAN
The Board shall have the exclusive power and authority to amend or modify the Plan in any or all respects, whatsoever; provided, however, that no such amendment or modification shall, without the consent of the option holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the stockholders of the Company, (i) increase the maximum number of shares issuable under the Plan, except for permissible adjustments; (ii) materially modify the eligibility requirements for the grant of options under the Plan; or (iii) make any other changes in the Plan which require stockholder approval pursuant to Section 422A of the Code.

      The Plan, unless sooner terminated, shall terminate at the close of business on November 1, 2006. The Board shall have the authority to effect, at any time and from time to time, with the consent of the affected optionees, the cancellation of any or all outstanding options under the Plan and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than one hundred percent (100%) of fair market value on the new grant date.

PLAN BENEFITS
The Company cannot currently determine the number of shares subject to options that may be granted in the future to executive officers, directors and employees under the Plan. The following table sets forth information with respect to the stock options granted under the Plan through June 30, 1999, to the named executive officers, all current executive officers as a group and all employees and consultants (including all current officers who are not executive officers) as a group under the Plan. Additional stock options for 50,000 shares each were granted to Michael E. Henry and Michael R. Wallace after June 30, 1999 and prior to the date of this Proxy Statement.





                             NUMBER OF SHARES SUBJECT         Weighted
                             TO                         Average
            NAME                  OPTIONS GRANTED          EXERCISE PRICE
                                   UNDER THE PLAN             Per Share
 Michael E. Henry            50,000                     43.000
 Michael R. Wallace          50,000                     43.000

 Terry W. Thompson           10,000                     24.125
 Marguerite P. Butterworth
                             10,000                     24.125
 Tony L. Wormington          10,000                     24.125

 All current executive
 officers as a group (7
 persons)                    130,000                    40.121
 All current directors
 (other than executive
 officers) as a group (3
 persons)                    0                          0
 All employees (excluding
 executive officers) as a
 group (970 persons)

                             919,245                    26.141

FEDERAL INCOME TAX CONSEQUENCES

The following is a brief summary of the principal federal income tax consequences of the grant and exercise of non-statutory and statutory stock options under present law.

TAX TREATMENT - NON-STATUTORY STOCK OPTIONS
An optionee will not recognize any taxable income for federal income tax purposes upon receipt of a non-statutory stock option.

Upon the exercise of a non-statutory stock option with cash, the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price is generally treated as compensation received in the year of exercise. If the option price is paid in whole or in part with shares of Common Stock, no income, gain or loss is recognized on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise, is generally treated as compensation received on the date of exercise. Individuals are subject to special Federal income tax rules upon the exercise of a non-statutory stock option (i) if the exercise is within six months of the date of grant, or (ii) in the event the fair market value of the shares acquired is less than the option price on the date of exercise.

In each instance that an amount is treated as compensation received, the Company generally is entitled to a corresponding deduction in the same amount for compensation paid to the optionee in such taxable year.

TAX TREATMENT - STATUTORY STOCK OPTIONS
The grant of a statutory stock option pursuant to Section 422A of the Code has no tax consequences to the optionee. Thus, optionees have no income from the receipt of statutory stock options, and the Company will have no business expense deductions from the grant of the statutory stock option.

When the statutory stock option is exercised, no income is attributed to the optionee to whom stock is transferred. However, to obtain this tax deferred treatment, the individual must maintain the shares he or she acquires through the exercise of the statutory stock option for the required holding period. In short, there must be no disposition of the stock: (i) within two (2) years after the option is granted, or (ii) within one (1) year after the stock is transferred to the optionee. This holding period requirements do not apply to statutory options that are exercised after the employee's death. If an individual fails to hold the stock for the requisite holding period, the tax will be deferred only until the tax year in which the stock is disposed of, and the gain will be treated as ordinary income. On the other hand, when the requisite holding periods are met, an individual will be taxed at capital gains rate when stock obtained pursuant to the exercise of the statutory stock option is sold.

VOTE REQUIRED
The affirmative vote of the holders of a majority of the Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the proposed amendment of the Plan. An abstention from voting on a matter by a stockholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote AGAINST the proposed amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 1996 STOCK OPTION PLAN.



                              INDEPENDENT AUDITORS

Deloitte & Touche LLP, certified public accountants, served as independent auditors for the Company for the year ended June 30, 1999. The Company has not selected its auditors for the current year, because the Company does not select its auditors until after the final Audit Committee meeting on the prior years examination is held. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

Stockholders who intend to present proposals at the Company s 2000 Annual Meeting of Stockholders must submit their proposals to the Company s Secretary on or before May 21, 2000.

COST OF SOLICITATION AND PROXIES

Proxy solicitation is being made by mail, although it may also be made by telephone, telegraph or in person by officers, directors and employees of the Company not specifically engaged or compensated for that purpose. The Company will bear the entire cost of the Annual Meeting, including the cost of preparing, assembling, printing and mailing the Proxy Statement, the Proxy and any additional materials furnished to stockholders. Copies of the solicitation materials will be furnished to brokerage houses, fiduciaries and custodians for forwarding to the beneficial owners of shares held of record by them and, upon their request, such persons will be reimbursed for their reasonable expenses incurred in completing the mailing to such beneficial owners.

FINANCIAL STATEMENTS

Financial statements of the Company are contained in the 1999 Annual Report on Form 10-K which accompanies this Proxy Statement, and are incorporated herein by reference.

OTHER MATTERS

The Board of Directors knows of no matters that are expected to be presented for consideration at the 1999 Annual Meeting which are not described herein. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying Proxy will vote thereon in accordance with their best judgment.

By Order of the Board of Directors

/s/ Michael E. Henry

Michael E. Henry
Chairman of the Board

Monett, Missouri
September 20, 1999

A copy of the Company s Annual Report on Form 10-K is included herewith. Exhibits to Form 10-K, listed on pages 27 and 28 thereof, have been omitted. The Company will furnish a copy of any exhibit subject to charge upon written request directed to Terry W. Thompson, Chief Financial Officer, Jack Henry & Associates, Inc., 663 Highway 60, Post Office Box 807, Monett, Missouri, 65708.



















PROXY

JACK HENRY & ASSOCIATES, INC.       THIS PROXY IS SOLICITED
663 HIGHWAY 60                      ON BEHALF OF THE BOARD
P.O. BOX 807                        OF DIRECTORS
MONETT, MISSOURI 65708              The undersigned hereby
                                    appoints Michael E. Henry
                                    and Michael R. Wallace as
                                    Proxies, each with the power
                                    to appoint his or her substitute,
                                    and hereby authorizes them to
                                    represent and to vote, as designated
                                    below, all the shares of common
                                    stock of Jack Henry & Associates, Inc.
                                    held of record by the undersigned on
                                    September 24, 1999, at the annual
                                    meeting of shareholders to be held on
                                    October 29, 1999 or any adjournment
                                    thereof.


1.    ELECTION OF DIRECTORS

         FOR ALL NOMINEES LISTED BELOW    WITHHOLD AUTHORITY
        (Except as marked to the        to vote for all nominees listed
            contrary below)

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below)

      J. Henry, J. Hall, M. Henry, J. Ellis, B. George, G. Curry, M. Wallace


2. To amend the 1996 Stock Option Plan to increase the number of shares available for issuance under the plan by an aggregate of 1,000,000 shares, to 3,250,000;


                     FOR                AGAINST             ABSTAIN


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
      This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1 and FOR Proposal 2.


      Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                  DATED                                  1999



                  Signature


                  Signature if held jointly

                  PLEASE MARK SIGN DATE AND RETURN THE PROXY
                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE